UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2019

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, we appointed Ronald DaVella as our Executive Vice President of Finance.

Mr. DaVella, age 61, has served as a board director and Chairman of the audit committee of Joint Corp., a public franchisor and operator of over 425 chiropractic clinics, since Joint Corp.’s initial public offering in November 2014. Mr. DaVella formerly served as Chief Financial Officer for NanoFlex Power Corporation, a public company that was commercializing two disruptive solar technologies from May 2017 to March 2019. He also formerly served as the Chief Financial Officer for Amazing Lash Studio Franchise LLC from March 2016 to May 2017, a franchisor of eyelash extension service studios with over 200 operating locations in the United States. From August 2015 to February 2019, Mr. DaVella was also a franchise owner with Amazing Lash Studio LLC. Mr. DaVella was an audit partner with Deloitte & Touche LLP from June 1989 to July 2014.

Term of Executive Officer

The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Except as disclosed below, we have not been party to any transaction with Mr. DaVella since April 1, 2017, or any currently proposed transaction with Mr. DaVella in which we were or is to be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. DaVella had or will have a direct or indirect material interest.

On April 25, 2019, we entered into an employment agreement with Ronald DaVella pursuant to which Mr. DaVella agreed to act as our Executive Vice President of Finance and to perform such duties as are regularly and customarily performed by the executive vice president of finance of a corporation, and any other duties consistent with Mr. Da Vella’s position in our company. Pursuant to the terms of the employment agreement we have agreed to: (i) pay Mr. DaVella $14,000 per month or such other amount as may be determined by our board of directors from time to time, (ii) pay a monthly car allowance of $800, and (iii) pay a monthly cell phone allowance of $150.

In addition, we agreed to grant Mr. DaVella (i) 75,000 shares of restricted common stock, with 50,000 shares vesting on the six month anniversary of the effective date of his employment agreement and 25,000 shares vesting on the one year anniversary of the effective date of his employment agreement and (ii) 200,000 stock options vesting over three years, with one-third vesting on each yearly anniversary date of his employment agreement.

In addition, Mr. DaVella will be entitled to participate in all of our employee benefit plans provided by our company to our senior officers. If we do not provide such plans at any time, we agreed to reimburse Mr. DaVella for the reasonable cost of any such plans obtained privately. We also agreed to reimburse Mr. DaVella for any expenses that he incurs in connection with his duties under his employment agreement. Mr. DaVella will be entitled in each year to five weeks’ paid vacation, in addition to weekends and statutory holidays, to be taken in installments of no more than three consecutive weeks of paid time off.

The initial term of the employment agreement is three years and, on the third anniversary of the effective date of the employment and on each annual anniversary date thereafter, the term of the employment agreement will automatically be extended by one additional year unless either party gives 90 days’ written notice to the other of its intention not to renew the employment agreement.

If, within 90 days of the occurrence of a change of control event, Mr. DaVella resigns from his employment relationship with our company or our company terminates his employment agreement for any reason other than for just cause, then we agreed to pay Mr. DaVella severance in an amount equal to the following: 5 months’ salary plus an amount, if any, equal to the following: one month’s salary multiplied by the number of calendar years, starting on the effective date of the employment agreement, that Mr. DaVella is employed by our company under his employment agreement.

We may terminate Mr. DaVella’s employment at any time for other than just cause by delivering to Mr. DaVella written notice of termination. In such a case, we agreed to pay Mr. DaVella severance in an amount equal to the following: 5 months’ salary plus an amount, if any, equal to the following: one month’s salary multiplied by the number of calendar years, starting on the effective date of the employment, that Mr. DaVella is employed by our company under his employment agreement.

Subject to applicable employment laws or similar legislation, we may terminate Mr. DaVella’s employment in the event he has been unable to perform his duties for a period of eight consecutive months or a cumulative period of 12 months in any consecutive 24 month period, because of a physical or mental disability. Mr. DaVella’s employment will automatically terminate on his death. In the event Mr. DaVella’s employment with our company terminates by reason of Mr. DaVella’s death or disability, then upon and immediately effective on the date of termination we agreed to promptly pay and provide Mr. DaVella (or in the event of Mr. DaVella’s death, Mr. DaVella’s estate); any unpaid salary and any outstanding and accrued regular and special vacation pay through the date of termination; reimbursement for any unreimbursed expenses incurred through to the date of termination; and any outstanding amounts due under any awards which will be dealt with in accordance with our equity incentive plan and the award agreement. In the event Mr. DaVella’s employment is terminated due to a disability, we agreed to pay to Mr. DaVella the severance referred to above.

We may terminate Mr. DaVella’s employment for just cause at any time by delivering to Mr. DaVella written notice of termination. In the event that Mr. DaVella’s employment with our company is terminated by our company for just cause, Mr. DaVella will not be entitled to any additional payments or benefits (except as otherwise provided in his employment agreement), other than for amounts due and owing to Mr. DaVella by our company as of the date of termination, except for any awards under our equity incentive plan will be dealt with in accordance with the plan and award agreement.

Provided that Mr. DaVella has acted within the scope of his authority, we agreed to indemnify and save harmless Mr. DaVella (including his heirs and legal representatives) against any and all costs, claims and expenses (including any amounts paid to settle any actions or satisfy any judgments) which: he may suffer or incur by reason of any matter or thing which he may in good faith do or have done or caused to be done as an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; or was reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; provided that, the foregoing indemnification will apply only if: he acted honestly and in good faith with a view to the best interests of our company, any of its subsidiaries or any of their respective affiliates; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Mr. DaVella agreed to indemnify and save harmless our company against, and agree to hold it harmless from, any and all damages, injuries, claims, demands, actions, liability, costs and expenses (including reasonable legal fees) incurred or made against our company arising from or connected with the performance or non-performance of his employment by him or the beach of any warranty, representation or covenant herein by him, other than claims by him pursuant to his employment agreement.

If and to the extent we maintain directors’ and officers’ liability insurance for the protection of our executives in connection with acts and omissions occurring during their employment with our company, we agreed that Mr. Da Vella will be included as an officer and director who is covered by such policy on a basis no less favorable than made available to other executives of our company.

Item 8.01 Other Events.

On May 1, 2019, our board of directors amended the insider trading policy. A copy of the amended insider trading policy is furnished herewith.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement dated April 25, 2019 with Ronald DaVella.
99.1	Insider Trading Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
President, Chief Executive Officer and Director

May 3, 2019